                           AGREEMENT IN SATISFACTION

     AGREEMENT made this 22nd day of November, 1996 between U.S. TRANSPORTATION SYSTEMS, INC., a Nevada corporation, (the "Company") and RONALD P. SORCI (the "Employee").

     WHEREAS, the Company and the Employee entered into an "Employment Agreement" as of July 10, 1996, and the Employment Agreement provided in Section 9(b) thereof that the Company would issue to the Employee "the equivalent of $500,000 in the form of shares of its common stock...;" and

     WHEREAS, the Company has issued certain shares to the Employee in the past and desires to issue certain additional shares and loan certain funds to the Employee in satisfaction of its obligation under said Section 9(b), and the Employee is willing to accept such additional shares and such loan in satisfaction of Section 9(b).

     NOW, THEREFORE, it is agreed:

     1. Issuance of Shares. The Company agrees that it shall issue to the Employee eighty thousand (80,000) shares of its Common Stock. The shares shall be issued pursuant to the Company's Employee Stock and Stock Option Plan, the securities in which have been registered with the Securities and Exchange Commission on Form S-8. The Company shall cause certificates for the shares to be issued prior to December 31, 1996. One certificate for ten thousand (10,000) shares shall be delivered to the Employee. The other certificate for seventy thousand (70,000) shares shall be held by the Company pursuant to the Pledge Agreement referred to below.

     2. Loan and Promissory Note. Simultaneous herewith, the Company shall deliver to the Employee Two Hundred and Fifty Thousand ($250,000) Dollars, which shall be a loan to the Employee. The Employee shall at the same time deliver to the Company a promissory note in the principal amount of Two Hundred and Fifty Thousand ($250,000) Dollars payable on May 31, 1997 with interest at the rate of nine and one-half (9 1/2%) percent per annum.

     3. Pledge Agreement. Simultaneous herewith, the Employee shall deliver to the Company a certificate for 70,000 shares of Common Stock of U.S.
Transportation Systems, Inc. to be held as security for the loan described above, together with a Pledge Agreement with respect to said shares.

     4. Release. The Employee agrees and acknowledges that issuance of the shares pursuant to Section 1 hereof and the loan pursuant to Section 2 hereof shall constitute full and complete satisfaction by the Company of all obligations arising under Section 9(b) of the Employment Agreement.

     IN  WITNESS   WHEREOF,   the  parties  have  executed  this   Agreement  in
Satisfaction as of the date written above.



U.S. TRANSPORTATION SYSTEMS, INC.


By:  /s/  Michael Margolies                  /s/  RONALD P. SORCI
     --------------------------              -------------------------
          Michael Margolies                       RONALD P. SORCI
          Chairman